UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013 the Board of Directors (the “Board”) of Polaris Industries Inc. (the “Company”) elected Kevin M. Farr as a Class III director, effective as of October 24, 2013, filling a vacancy created by the expansion of the size of the Board from eight to nine members. Mr. Farr was also appointed to serve on the Audit Committee and the Technology Committee of the Board. As a non-employee director, Mr. Farr will be eligible to receive director and committee fees, participate in the Polaris Industries Inc. Deferred Compensation Plan for Directors, receive grants under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and use Company products, all as described under the caption “Director Compensation” in the Company’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 8, 2013.

A copy of the press release issued by the Company on October 24, 2013, announcing the election of Mr. Farr as a Director, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 24, 2013 of Polaris Industries Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	October 24, 2013

POLARIS INDUSTRIES INC.

/s/ Stacy L. Bogart
Stacy L. Bogart
Vice President — General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 24, 2013 of Polaris Industries Inc.

4